UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2025

PROFESSIONAL DIVERSITY NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 E. Monroe Street, Suite 2120, Chicago, Illinois 60603
(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 614-0950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	IPDN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On July 7, 2025 and July 9, 2025, Professional Diversity Network, Inc. (the “Company”) entered into two separate Convertible Note Purchase Agreements (each, a “Purchase Agreement” and together, the “Purchase Agreements”) with two non-affiliated accredited investors (the “Purchasers”). Pursuant to the Purchase Agreements, the Company issued and sold to the Purchasers unsecured convertible promissory notes on July 7, 2025 and July 9, 2025, in the principal amounts of $250,000 (the “First Note”) and $150,000 (the “Second Note”, and together with the First Note, the “Notes”), respectively, for aggregate gross proceeds of $400,000.

The First Note is convertible, at the option of the Purchasers, into restricted shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a conversion price equal to the greater of (i) a floor price of $0.47 (subject to adjustment for stock splits and similar events), and (ii) 80% of the lowest of (A) the 15-day average closing price, (B) the 10-day volume-weighted average price (“VWAP”), or (C) the lowest 3-day VWAP during the 45 trading days immediately prior to the date of the applicable conversion notice.

The Second Note is convertible, at the option of the Purchasers, into restricted shares of the Company’s Common Stock, at a conversion price equal to the greater of (i) a floor price of $0.47 (subject to adjustment for stock splits and similar events), and (ii) 80% of the lowest of the 15-day average closing price preceding the date of the applicable conversion notice.

The Notes bear interest at a rate of 12% per annum and mature 360 days after the applicable purchase price payment date. The Notes contain customary events of default, including non-payment and insolvency-related events. Upon an event of default, the interest rate increases to 18% per annum, and the Purchasers may accelerate the Notes and pursue additional remedies.

The issuance of the Notes were, and the shares of Common Stock issuable upon the conversion thereof will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

The foregoing descriptions of the Purchase Agreements and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement and form of Note, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 3.02 by reference.

   Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.                   Description

10.1         Form of Purchase Agreement
10.2         Form of Note
104          Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Diversity Network, Inc.

Date: July 11, 2025	/s/ Adam He
Adam He, Chief Executive Officer